Exhibit g.(i).a

AGREEMENT BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX A ATTACHED HERETO

 i

 ii

 iii

CUSTODIAN AGREEMENT

AGREEMENT made as of this 31st day of December, 2014, with an effective date as of the 1st day of January, 2015 or such other date as may be mutually agreed upon by the parties hereto, by and between each of the investment companies listed on Appendix A hereto, as the same may be amended from time to time, and State Street Bank and Trust Company (the "Custodian").

WITNESSETH:

WHEREAS, each Fund (as defined in Section 1.15 below) desires to appoint the Custodian as custodian on its own behalf and, if a series fund, on behalf of each of its series, in accordance with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, under the terms and conditions set forth in this Custodian Agreement (including any Schedules or Appendices hereto), and the Custodian has agreed to act as custodian for such Fund; and

WHEREAS, the Board of Directors/Trustees of each Fund has approved the appointment of the Custodian as "Foreign Custody Manager," as such term is defined in Rule 17f-5 under the Investment Company Act of 1940, as amended, of such Fund, and the Custodian has agreed to assume the responsibilities of a Foreign Custody Manager under the terms and conditions of this Agreement and the guidelines and procedures adopted by the Board of Directors of each Fund and annexed hereto as Appendix B.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

The following terms are defined as follows:

Section 1.01. "Account" shall mean an account of the Custodian established at a bank, Securities System or Subcustodian (as defined in Sections 1.26 and 1.31, respectively), which shall include only Property (as defined in Section 1.25) held as custodian or otherwise for a Fund or a series of a Fund. To the extent required by law or in accord with standard industry practice in a particular market, an Account may be an omnibus account in the name of the Custodian or its nominee provided that the records of the Custodian shall indicate at all times the Fund or other customer for which Property is held in such Account and the respective interests therein.

Section 1.02. "Affiliate" shall mean any entity that controls, is controlled by, or is under common control with any other entity.

Section 1.03. “Agreement" shall mean this agreement between each of the Funds and the Custodian and all current or subsequent schedules and appendices hereto.

Section 1.04. “Authorized Person(s)" shall mean all persons authorized in writing by each Fund to give Proper Instructions (as defined in Section 1.24) or any other notice, request, direction, instruction, certificate or instrument on behalf of a Fund or a series thereof.

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Section 1.05. "Bank Account" shall mean any demand deposit bank account (provided that demand may not be made by check) that may be subject to the accrual/payment or charging of interest where permitted by law and offered by the Custodian or a Subcustodian, held on the books of the Custodian or a Subcustodian for the account of a Fund or a series of a Fund.

Section 1.06. "Banking Institution" shall mean a bank or trust company, including the Custodian, any Subcustodian or any subsidiary or Affiliate of the Custodian.

Section 1.07. "Board" shall mean the Board of Directors or Trustees, as applicable, of a Fund.

Section 1.08. "Business Day" shall mean any day on which the New York Stock Exchange or the Custodian is open for business that is not a Saturday or Sunday.

Section 1.09. "Client Publications" shall mean the general client publications of State Street Bank and Trust Company provided or made available from time to time to clients and their investment managers. Each Fund agrees that Client Publications are one of the acceptable means of providing notice hereunder.

Section 1.10. "Commission" shall mean the U.S. Securities and Exchange Commission.

Section 1.11. "DR" shall mean an American Depositary Receipt, European Depositary Receipt, or Global Depositary Receipt or similar instrument issued by a depositary to represent the underlying securities held by the depositary.

Section 1.12. "Domestic Subcustodian" shall mean any bank as defined in Section 2(a)(5) of the Investment Company Act (as defined in Section 1.18) meeting the requirements of a custodian under Section 17(f) of the Investment Company Act and the rules and regulations thereunder, that acts on behalf of one or more Funds, or on behalf of the Custodian as custodian for one or more Funds, as a Subcustodian for purposes of holding cash, securities and other assets of such Funds and performing other functions of the Custodian within the United States.

Section 1.13. "Eligible Securities Depository" shall mean a system for the central handling of securities as defined in Rule 17f-4 under the Investment Company Act that meets the requirements of an "eligible securities depository" under Rule 17f-7 under the Investment Company Act, as such may be amended or interpreted from time to time by the Commission.

Section 1.14. "Foreign Subcustodian" shall mean (i) any bank, trust company, or other entity meeting the requirements of an "eligible foreign custodian" under the rules and regulations under Section 17(f) of the Investment Company Act or by order of the Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the Investment Company Act meeting the requirements of a custodian under Section 17(f) of the Investment Company Act and the rules and regulations thereunder to act on behalf of one or more Funds as a Subcustodian for purposes of holding cash, securities and other assets of such Fund(s) and performing other functions of the Custodian in countries other than the United States.

Section 1.15. "Fund" shall mean any registered, open-end or closed-end investment company listed on Appendix A hereto as it shall be amended from time to time or that becomes a party to this Agreement in accordance with the terms hereof. Collectively, they shall be referred to as the "Funds."

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Section 1.16. "Institutional Client" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution that purchases or sells securities and makes substantial use of custodial services.

Section 1.17. "Interest Bearing Deposits" shall mean interest bearing fixed term and call deposits.

Section 1.18. "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

Section 1.19. "Loans" shall have the meaning set forth in Appendix F to this Agreement.

Section 1.20. "Overdraft" shall mean any payment or transfer of funds on behalf of a Fund or Series of a Fund (as defined in Section 1.28) for which there are, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund or series thereof. An “Intraday Overdraft” shall mean any payment or transfer of funds on behalf of a Fund or Series for which there were insufficient funds at the time of the payment or transfer but not as of the close of business on the dates of such payment or transfer.

Section 1.21. "Overdraft Notice" shall mean any written notification of an Overdraft made at the close of business on the date of such Overdraft by electronic transmission, facsimile transmission or any other such manner as a Fund and the Custodian may reasonably agree in writing.

Section 1.22. "Person" shall mean the Custodian or any Subcustodian or Securities System, or any Eligible Securities Depository used by any such Subcustodian, or any nominee of the Custodian or any Subcustodian.

Section 1.23. "Procedural Agreement" shall mean any control agreement or similar procedural agreement among a Fund or series of a Fund, the Custodian and any futures commission merchant or similar transaction counterparty.

Section 1.24. "Proper Instructions" shall mean: (i) a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Fund or series of a Fund by one or more Authorized Persons; (ii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the applicable Fund, in either event, that is transmitted in compliance with the Security Procedures established for such communications by the Custodian and the Fund; and (iii) a telephonic or other oral communication by one or more Authorized Persons, solely where the methods in (i) or (ii) are unavailable. As used in this Agreement, a “Security Procedure” means a security procedure to be followed by an Authorized Person upon the issuance of Proper Instructions and/or by the Custodian upon the receipt of Proper Instructions, so as to enable the Custodian to verify that such Proper Instructions are authorized, including, but not limited to, the security procedures selected by the Fund by reference to the form of Funds Transfer Addendum set forth in Appendix G to this Agreement. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs, and may be updated by the Custodian from time to time upon notice to the Funds. Each Fund acknowledges that the Security Procedures are designed to verify the authenticity of, and not detect errors in, Proper Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of a Fund

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through any third party utility agreed upon by the parties as being a method for providing Proper Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be Proper Instruction.

Section 1.25. "Property" shall mean any securities or other assets, including any sealed envelopes or other indicia of ownership, of a Fund or series that are accepted by the Custodian for safekeeping, or cash accepted by the Custodian for deposit on behalf of a Fund or series of a Fund.

Section 1.26. "Securities System" shall mean (1) any book-entry system (i) described in the regulations of the U.S. Department of the Treasury codified at 31 CFR 357 or (ii)operated pursuant to comparable regulations; (2) any other domestic clearing agency registered with the Commission under Section 17A of the Securities Exchange Act of 1934, as amended; (3) a federal reserve bank; or (4) any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority. Each such Securities System shall be approved by each Fund's Board.

Section 1.27. "Segregated Account" shall mean an account established pursuant to this Agreement and subject to such other terms as may be agreed among Custodian, the Fund, and any third party (a “Control Agreement”) for and on behalf of a Fund in which may be held Property that is maintained: (i) for the purposes set forth in Section 3.09, 3.10, 3.11 and 3.12 hereof; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or (iii) for any other lawful purposes as may be deemed necessary by the Fund.

Section 1.28. "Series" shall mean the one or more series of shares into which a Fund may be organized, each of which shall represent an interest in a separate portfolio of Property and shall include all of the existing and additional Series now or hereafter listed on Appendix A.

Section 1.29. "Shareholder Servicing Agent" shall mean a Fund's transfer agent or person performing comparable duties.

Section 1.30. "Shares" shall mean all classes of shares of a Fund or Series.

Section 1.31. "Subcustodian" shall mean any duly appointed Domestic Subcustodian or Foreign Subcustodian (and being at the date of this Agreement the entities listed in Schedule A hereto, which may be modified upon written notice to the Funds, which may be delivered by electronic transmission, facsimile transmission or in such other manner as the Funds and the Custodian may reasonably agree in writing.

Section 1.32. "Terminating Fund" shall mean a Fund or Series that has terminated the Agreement with the Custodian or as to which the Custodian has terminated the Agreement, all in accordance with the provisions of Article VIII.

Section 1.33. “Underlying Portfolios” shall mean a group of investment companies as defined in Section 12(d)(1)(F) of the Investment Company Act.

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Section 1.34. “Underlying Shares” shall mean shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(1) of the Investment Company Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the Investment Company Act).

ARTICLE II
APPOINTMENT OF CUSTODIAN

Each Fund hereby appoints the Custodian as custodian and as Foreign Custody Manager for the term and subject to the provisions of this Agreement. The Custodian's duties and obligations as Foreign Custody Manager and with respect to Eligible Securities Depositories shall be as set forth in this Agreement, including Appendix B hereto. Each Fund shall deliver to the Custodian or a Subcustodian, or shall cause to be delivered to the Custodian or a Subcustodian, Property owned by such Fund and, where applicable, shall specify to which of its Series such Property is to be specifically allocated.

ARTICLE III
POWERS AND DUTIES OF CUSTODIAN

With respect to Property of each Fund or Series, the Custodian shall have and perform the following powers and duties:

Section 3.01. Safekeeping. The Custodian shall from time to time receive delivery of Property of a Fund or Series and shall maintain, hold and, with respect to Property that is not cash, keep safely all Property of each Fund or each Series that has been delivered to and accepted by the Custodian. Custodian shall accept and maintain Property received in the form of cash as a deposit obligation of the Custodian or a Subcustodian.

Section 3.02. Manner of Holding Securities.

(a) The Custodian shall at all times hold securities of each Fund or Series (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form or (ii) in book-entry form by a Securities System. In addition to the forgoing custody services, Custodian shall also (x) reflect holdings of the Fund or Series in memo postings to the Account based on information provided to the Custodian by a transfer agent or registrar of another investment company (an "Underlying Transfer Agent"), or other representative of the Funds or Series; (y) provide safekeeping services with respect to Loans, by holding documents, certificates and other such instruments, including any schedule of payments ("Financing Documents"), as are delivered pursuant to the terms and conditions of Appendix F to this Agreement; and (z) provide safekeeping services with respect to sealed envelopes and other indicia of ownership pursuant to the Custodian’s standard terms and conditions as disclosed to and agreed upon by the Funds. For the avoidance of doubt, (A) an entity acting in the capacity of Underlying Transfer Agent is not an agent or Subcustodian of the Custodian for purposes of this Agreement, and (B) neither Custodian nor any Subcustodian shall be deemed to hold Financing Documents, sealed envelopes or other indicia of ownership in custody.

(b) Upon receipt of Proper Instructions, the Custodian shall open an Account in the name of each Fund or Series and shall hold registered securities of each Fund or Series (i) in the name or any nominee name of the Custodian, a Subcustodian or the Fund or Series, or (ii) in

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street name. In carrying out the foregoing obligation, the Custodian shall, to the extent permitted by law and, where Custodian deems it advisable based upon any legal advice Custodian has obtained with respect to a particular market and upon other factors the Custodian deems appropriate, hold registered securities of each Fund or Series in such other manner as Custodian deems necessary and appropriate for that market; and provided further that the Custodian shall, on an ongoing basis, provide information that, to the Custodian’s knowledge, is timely and accurate to a Fund and such other persons as a Fund may designate with respect to the registration status of each Fund's securities, and an accurate record of securities held by each Fund and such Fund's respective interest therein.

(c) The Custodian may hold Property for all of its customers, including a Fund or Series, with any Foreign Subcustodian in an Account that is identified as belonging to the Custodian for the benefit of its customers or in a depository account, including an omnibus account, with an Eligible Securities Depository; provided, however, that (i) the records of the Custodian with respect to Property of any Fund or Series that are maintained in such Account or depository account shall identify such Property as belonging to the applicable Fund or Series and (ii) to the extent permitted and customary in the market in which the Account or depository account is maintained, the Custodian shall require that Property so held by a Foreign Subcustodian or Eligible Securities Depository be held separately from any assets of the Custodian or such Foreign Subcustodian. The Custodian reserves the right to refuse to accept delivery of Property in countries and jurisdictions other than those referred to in Schedule A this Agreement, as in effect from time to time.

(d) The Custodian shall send or make available by electronic means to each Fund a written statement, advice or notification of any transfers of any Property of the Fund to or from an Account or an account at an Eligible Securities Depository (a "depository account"). Each such statement, advice or notification shall identify the Property transferred and the entity that has custody of the Property. Unless a Fund provides the Custodian with a written exception or objection to any such statement, advice or notification within ninety (90) days of Fund's receipt thereof, the Fund shall be deemed to have approved such statement, advice or notification. To the extent permitted by law and the terms of this Agreement, the Custodian shall not be liable for the contents of any such statement, advice or notification that has been approved by a Fund.

Section 3.03. Security Purchases and Sales.

(a) Upon receipt of Proper Instructions, insofar as funds are available for the purpose or to the extent the Custodian in its sole discretion has advanced funds or allowed an Overdraft for such purposes pursuant to Sections 3.31 and 3.32 hereof, the Custodian shall pay for and receive securities purchased for the account of a Fund or Series, payment being made by the Custodian only: (i) upon receipt of the securities, certificates, or other acceptable evidence of ownership, or the securities underlying a bi-lateral repurchase agreement transaction (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member or (3) by a Securities System; or (ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law, (3) generally accepted trading practices, or (4) the terms of any instrument representing the purchase. The Custodian may only hold securities in accordance with Proper Instructions or as otherwise provided in this Agreement. Notwithstanding the foregoing, in the case of U.S. repurchase agreements entered into by a Fund, the Custodian may release funds to a Securities System or to a Domestic Subcustodian prior to the receipt of advice from the Securities System or Domestic Subcustodian that the securities underlying such repurchase agreement have been transferred by book entry into the Account of the Custodian maintained with such Securities System or Domestic Subcustodian, so long as such payment instructions to the Securities System

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or Domestic Subcustodian require that the Securities System or Domestic Subcustodian may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account. In the case of time deposits, call account deposits, currency deposits, and other deposits, contracts or options, the Custodian may not make payment therefor without receiving an instrument or other document evidencing said deposit except in accordance with standard industry practice.

(b) Upon receipt of Proper Instructions, the Custodian shall make delivery of securities that have been sold for the account of a Fund or Series, but only: (i) against payment therefor (1) in the form of cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, (2) by credit to the Account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the Account of the Custodian with a Securities System subject to final end-of-day settlement in accordance with the rules of the applicable Securities System; or (ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law, (3) generally accepted local market practices, or (4) the terms of any instrument representing the sale.

(c) In the case of the purchase or sale of securities the settlement of which occurs outside of the United States or the receipt of which and payment therefor take place in different countries, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the applicable country or countries. In the case of securities held in physical form, if standard industry practice in the country so requires, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent (for example, against delivery to the Custodian or a Subcustodian of a receipt for such securities) provided that the Custodian shall take reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) in its sole discretion to seek to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

Section 3.04. Contractual Settlement Services.

(a) The Custodian shall, in accordance with the terms set out in this section, debit or credit the appropriate cash account of each Series in connection with (i) the purchase of securities or other financial assets for such Series, and (ii) proceeds of the sale of securities or other financial assets held on behalf of such Series, on a contractual settlement basis. The services described above (the “Contractual Settlement Services”) shall be provided for the securities and other financial assets in all contractual settlement markets in which the Custodian provides Contractual Settlement Services, as the Custodian will advise the Funds from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the applicable Fund on behalf of the applicable Series, including, but not limited to, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

(b) The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the applicable Series as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market. The Series or Fund will not be entitled to the delivery of securities until Custodian or a Subcustodian actually receives them. The Custodian shall promptly credit such amount at the time that the

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Series or the Fund notifies the Custodian by Proper Instruction that such transaction has been canceled.

(c) With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the applicable Series as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market. Such provisional credit will be made conditional upon (i) the Custodian’s having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and (ii) the Custodian or its agent’s having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Series) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

(d) Simultaneously with the making of such provisional credit, a Fund on behalf of the applicable Series agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of the Series to the full extent of the credited amount, and each Series hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian’s possession, in accordance with Section 3.32 of this Agreement.

(e) The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Series shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Series to the Custodian and may be debited from any cash account held for benefit of the Series.

(f) In the event that the Custodian is unable to debit an account in accordance with Section 3.04(e) above of the Series, and the Series fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with Section 3.04(e), (i) the Custodian may charge the Series for reasonable costs and expenses associated with providing the provisional credit, including without limitation the reasonable cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of this Contract and (iv) the Custodian shall have the right to setoff against any property and the discretion to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Series to the full extent necessary for the Custodian to make itself whole, provided, however, that the Custodian shall notify the applicable Fund promptly following any such disposition of any property of a Series, state the reason for such disposition and list the property disposed of.

Section 3.05. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall, to the extent permitted by applicable law and in accord with standard industry practice in the relevant market, exchange securities held by the Custodian for the account of any Fund or Series for other securities in connection with any reorganization, recapitalization, stock split, change of par value, conversion or other event relating to the securities or the issuer of such

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securities, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. With respect to tender or exchange offers, the Custodian shall transmit promptly to a Fund all written information received by the Corporate Actions Department or other applicable department of the Custodian, or from a Subcustodian, an Eligible Securities Depository, or a Securities System, or directly from issuers of the securities whose tender or exchange is sought and from the parties (or their agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer, or any other similar transaction, the Fund shall notify the Custodian, within a time period set by the Custodian and communicated promptly to the Fund, prior to the date on which the Custodian is to take such action. Absent a default action applicable to the subject securities, the Custodian shall not, without Proper Instructions from a Fund, (i) surrender securities in temporary form for definitive securities, (ii) surrender securities for transfer into a name or nominee name as permitted in Section 3.02(b), or (iii) surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness. In the event the Custodian surrenders securities in accordance with the preceding sentence, the Custodian shall cause the securities to be issued to be delivered to the Custodian or nominee of the Custodian and the Custodian shall, consistent with local market practice, at the time of surrendering the securities or instruments (i) receive a receipt or other instrument or document evidencing the ownership thereof or (ii) take other reasonable steps to seek to ensure proper delivery of the securities and adequate protection of a Fund's ownership interest in the securities.

Section 3.06. Depositary Receipts. Upon receipt of Proper Instructions and subject to the payment of any additional fees or the provision of additional documentation that may be required, the Custodian shall instruct a Subcustodian appointed pursuant to Article V hereof to surrender securities to the depositary that holds securities of an issuer that are represented by DRs for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian that the depositary has acknowledged receipt of instructions to issue DRs with respect to such securities in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate.

Upon receipt of Proper Instructions, the Custodian shall surrender DRs to the issuer thereof against a written receipt therefor adequately describing the DRs surrendered and written evidence satisfactory to the Custodian that the issuer of the DRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such DRs to a Subcustodian.

Section 3.07. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities, for the purpose of being exercised or sold, provided that the new Property, if any, acquired by such action is to be delivered to the Custodian, and, upon receipt of Proper Instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, unless otherwise directed in Proper Instructions that the Custodian under the existing facts and circumstances is able to implement, the Custodian shall take all commercially reasonable action to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership of which the Custodian has actual knowledge, and shall promptly notify each applicable Fund of such action in writing by electronic transmission, facsimile transmission or in such other manner as such Fund and the Custodian may reasonably agree in writing.

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Section 3.08. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights, foreign tax reclaims and other items of a like nature, and deal with the same pursuant to Proper Instructions. Custodian duties and obligations under this Section 3.08 may from time to time be limited by written agreement between the Custodian and a Fund or Series. With respect to securities held by the Custodian in street name, Custodian's duties and obligations under this Section 3.08 shall be limited to those stock dividends, foreign tax reclaims and other items of a like nature that the Custodian is able, using commercially reasonable methods (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) in its discretion, to receive and collect from the record holders of such securities. The Custodian's further duties and obligations with respect to tax reclaims shall be as set forth in Appendix C hereto.

Section 3.09. Options. In connection with an agreement between a Fund and any registered broker-dealer relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), upon receipt of Proper Instructions, the Custodian shall establish one or more Segregated Accounts subject to and in accordance with a Control Agreement, Custodian shall pay, release and/or transfer such Property credited to the related Segregated Account. Each Fund or Series (severally and not jointly) and the broker-dealer shall be responsible for the sufficiency of assets held in any Segregated Account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract, or releases of the Commission or interpretive positions of the Commission staff.

Section 3.10. Futures Contracts. Pursuant to Proper Instructions the Custodian shall establish and maintain a Segregated Account subject to the terms of a Control Agreement to secure the performance by the applicable Fund or Series of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, and release assets from and/or transfer assets into the Segregated Account in accordance with any such Control Agreement. Alternatively, the Custodian may deliver assets in accordance with Proper Instructions to a futures commission merchant for purposes of the margin requirements in accordance with Rule 17f-6 under the Investment Company Act. If delivery is made in accordance with Proper Instructions, Custodian shall be deemed to have acted in accordance with Rule 17f-6. Each Fund or Series (severally and not jointly) and such futures commission merchant shall be responsible for the sufficiency of assets held in the Segregated Account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

Section 3.11. Swap Agreements. Upon receipt of Proper Instructions, the Custodian shall credit to the Account of each applicable Fund or Series all income and other payments relating to swap agreements hereunder promptly upon Custodian's receipt of such income or payments. Pursuant to Proper Instructions and in accordance with the terms of a Control Agreement, Custodian shall establish and maintain in a Segregated Account property to secure the performance by the applicable Fund or Series of its obligations under any swap agreements purchased or written and release assets from and/or transfer assets into such Segregated Accounts. Each Fund or Series (severally and not jointly) shall be responsible for the sufficiency of assets held in the Segregated Account in compliance with collateral requirements and the performance of any swap agreement in accordance with its terms.

Section 3.12. Borrowings. Upon receipt of Proper Instructions, the Custodian shall deliver securities of any Fund or Series thereof to lenders or their agents or otherwise establish a

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Segregated Account subject to the terms of any applicable Control or Procedural Agreement as collateral for borrowings effected by such Fund.

Section 3.13. Treatment of Cash. (a) Upon receipt of Proper Instructions, the Custodian shall arrange for the purchase of Interest Bearing Deposits, mutual funds designated in writing by a Fund (including, without limitation, money market funds and any other mutual fund with respect to which Custodian or an Affiliate of Custodian serves as an investment adviser, administrator, shareholder servicing agent, and/or custodian or subcustodian) or any other investment option that the Custodian makes available for such purposes and which the Fund selects through such Proper Instructions with cash maintained in the U.S. credited to the Account of a Fund or Series. The Custodian shall purchase such Interest Bearing Deposits in the name of the Custodian on behalf of the applicable Fund or Series with such Banking Institutions and in such amounts as the applicable Fund or Series may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies, where available, as the applicable Fund or Series may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Fund or Series appropriate notation as to the amount and currency of each such Interest Bearing Deposit, the accepting Banking Institution and all other appropriate details, and shall receive and retain such forms of advice or receipt, if any, evidencing such Interest Bearing Deposit as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to each Fund for Interest Bearing Deposits accepted on the Custodian's books in the United States on behalf of a Fund or Series shall be that of an U.S. bank for a similar deposit. Furthermore, in this regard, Custodian is directed automatically to arrange for the redemption of such mutual fund shares as may be necessary to avoid any potential overdraft hereunder that Custodian reasonably believes is likely to occur based upon the information available to Custodian at the time of such redemption or withdrawal.

(b)          The Custodian shall settle the purchase of Interest Bearing Deposits, mutual funds or other investments on behalf of the applicable Fund or Series with another Banking Institution and in such amounts as the applicable Fund or Series may direct pursuant to Proper Instructions. With respect to such settlement, the Custodian shall include in its records a notation as to the amount and a description of each such investment and the Custodian shall be responsible for the collection of income as set forth in Section 3.17; provided, so long as the Custodian acts in accordance with Section 6.01(a) of this Agreement, the Custodian shall have no responsibility for the failure of such Banking Institution to pay upon demand. As mutually agreed from time to time by a Fund and the Custodian, the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution. The Custodian shall not be liable for the insolvency of any Banking Institution that is not a branch or Affiliate of the Custodian. Upon receipt of Proper Instructions, the Custodian shall take such commercially reasonable actions as the applicable Fund deems necessary or appropriate to cause each such Interest Bearing Deposit to be insured to the maximum extent possible by all applicable insurers including, without limitation, the Federal Deposit Insurance Corporation (it being understood and acknowledged that such deposits are not eligible for "pass-through" insurance).

(c)          Except as otherwise provided in this Section 3.13, all cash credited to a Fund’s account will be deposited during the period it is credited to one or more deposit accounts at Custodian or a Subcustodian subject to compliance with applicable law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

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Any cash credited to an account on the basis of a notice or an interim credit from a third party, may be reversed if Custodian does not receive final payment in a timely manner. Custodian will notify the Funds promptly of any such reversal.

Section 3.14. Foreign Exchange Transactions.

(a) Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

(b) Fund Elections. Each Fund or Series (or the investment adviser or sub-adviser on behalf of such Fund or Series) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Custodian receives Proper Instructions on behalf of a Fund or Series for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, such Proper Instructions shall be understood to instruct the Custodian, on behalf of the Fund or Series, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund or Series or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by or on behalf of a Fund or Series or the reasonableness of the execution rate on any such transaction.

(c) Fund Acknowledgment. Each Fund and Series acknowledges that, in connection with all foreign exchange transactions entered into by or on behalf of the Fund or Series with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or Series;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or Series; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with or on behalf of the Fund or Series from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by or on behalf of the Fund or Series or (ii) as established by the sub-custodian from time to time.

(d) Transactions by State Street. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to a Funds or Series, and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into by or on behalf of a Fund or Series, and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or Series.

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Section 3.15. Investments in Loans. Subject to Section 3.02(a), the Custodian shall provide services in accordance with Appendix F, including Exhibit A thereto, to this Agreement for investments by a Fund or Series in loans or loan participations.

Section 3.16. Securities Loans. To the extent that a Fund or Series wishes to engage in the lending of securities held at the Custodian, the respective duties and obligations of each party with respect to such securities lending arrangements shall be as mutually agreed upon in writing by the parties.

Section 3.17. Collections. Consistent with standard industry practice in the applicable market, the Custodian shall, and shall cause any Subcustodian to, take all commercially reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) at its discretion to: (i) collect amounts due and payable to each Fund or Series with respect to portfolio securities and other assets of each such Fund or Series; (ii) credit to the Account of each applicable Fund or Series all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder promptly upon Custodian's receipt of such income or payments or in accordance with the Custodian’s then-current payable date income schedule but in no event later than the date of Custodian’s receipt of such income or payments; (iii) promptly endorse and deliver any instruments required by standard industry practice in each market to effect such collections; and (iv) perform the Tax Services set forth in Appendix C to this Agreement . Any credit to the Account of the applicable Fund or Series in advance of receipt may be reversed if the Custodian reasonably determines that payment will not occur in due course, and the Fund or Series may be charged at the Custodian’s applicable rate for time credited. The Custodian shall promptly notify each applicable Fund in accordance with standard operating procedures if any amount payable with respect to portfolio securities or other assets of the Fund or Series is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default. With respect to amounts due and payable on portfolio securities held by the Custodian in street name, Custodian's duties and obligations under this Section 3.17 shall be limited to the collection of amounts of which Custodian has actual knowledge and that it is able, using commercially reasonable methods, to collect from the record holder of such securities.

Section 3.18. Dividends, Distributions and Redemptions. Upon receipt of Proper Instructions, the Custodian shall promptly release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of Proper Instructions, the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Shareholder Servicing Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Shareholder Servicing Agent a request for repurchase or redemption of their shares of capital stock of such Fund.

Section 3.19. Proceeds from Shares Sold. Pursuant to Proper Instructions, the Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by a Fund or Series and shall promptly credit such funds to the Account(s) of the applicable Fund or Series. The Custodian shall promptly notify each applicable Fund or Series by electronic transmission, facsimile transmission, or such other manner as the Fund or Series and Custodian may reasonably agree in writing, of Custodian's receipt of cash in payment for Shares issued by such Fund or Series. Upon receipt of Proper Instructions, the Custodian shall: (i) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments

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as may be set forth in such Proper Instructions; and (ii) make federal funds received by the Custodian available to the applicable Fund or Series in the amount received in payment for Shares which are deposited to the Accounts of each applicable Fund or Series.

Section 3.20. Proxies, Notices, Etc. The Custodian shall provide each Fund or Series with proxy services in accordance with the terms and conditions set forth in Appendix D to this Agreement.

Section 3.21. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of each Fund or Series.

Section 3.22. Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each Fund or Series:

1)	Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Agreement; provided that all such payments shall be accounted for to the applicable Fund(s) on behalf of the Fund or Series;

2)	Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)	Endorse for collection, in the name of a Fund or Series, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of a Fund or Series except as otherwise directed by the applicable Board.

Section 3.23. Bank Accounts.

(a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a Bank Account on the books of the Custodian or any Subcustodian or a Banking Institution other than the Custodian or any Subcustodian provided that such Bank Account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Fund or Series, and shall be subject only to the draft or order of the Custodian; provided, however, that such Bank Accounts in countries other than the United States may be held in an account established by Custodian in the name of the Fund or Series if required by local law or market practice or in an Account of the Custodian containing only assets held by the Custodian as a custodian (or such similar capacity as may be recognized under local law or market practice) for customers, and provided further, that the records of the Custodian shall indicate at all times the Fund or other customers for which Property is held in such Account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to each applicable Fund or Series for deposits accepted on the Custodian's books in the United States shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to each applicable Fund or Series for deposits accepted on any Subcustodian's books shall be governed by the provisions of Section 6.01. Except upon the request of a Fund and as agreed by the Custodian, the Custodian shall have no duty with respect to the selection of a Banking Institution. As mutually agreed from time to time by a Fund and the

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Custodian, the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution. The Custodian shall not be liable for the insolvency of any Subcustodian or Banking Institution that is not a branch or Affiliate of the Custodian unless the Custodian was negligent in the appointment of such Subcustodian or Banking Institution.

(b) Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such commercially reasonable actions as may be necessary to cause deposits in Bank Accounts established by the Custodian pursuant to this Section 3.23 will be insured to the maximum extent possible by all applicable government deposit insurers including, without limitation, the Federal Deposit Insurance Corporation. Each Fund or Series acknowledges that, under U.S. federal law, Bank Accounts that such Series or Fund maintains in non-U.S. currency, including with the Custodian’s foreign branches (outside of the U.S.) or Foreign Subcustodians, are not insured by the Federal Deposit Insurance Corporation.

Section 3.24. Deposit of Fund Assets in Securities Systems. The Custodian may only deposit and/or maintain securities owned by a Fund or Series in a Securities System pursuant to Proper Instructions. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and Commission rules and regulations, if any, and Custodian's duties and obligations with respect to securities deposited or maintained therein will at all times be subject to the rules and procedures of the applicable Securities System. To the extent permitted by the foregoing, use of a Securities System shall also be subject to the following provisions:

(a) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Subcustodians appointed by the Custodian (provided that any such Subcustodian shall be qualified to act as a custodian of such Fund pursuant to the Investment Company Act and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an Account of the Custodian or such Subcustodian in the Securities System, which Account shall not include any assets of the Custodian or Subcustodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

(b) The Securities System shall be obligated to comply with the directions of the Custodian or Subcustodian, as the case may be, with respect to the securities held in such Account.

(c) Each Fund or Series hereby designates the Custodian, or the Custodian's or Securities System's nominee, as the case may be, as the party in whose name or nominee name any securities deposited by the Custodian in the Account at the Securities System are to be registered.

(d) The books and records of the Custodian with respect to securities of a Fund or Series that are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund or Series.

(e) Upon receipt of Proper Instructions and subject to the provisions of Section 3.03, the Custodian shall pay for securities purchased for the account of any Fund or Series upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund or Series. The Custodian shall transfer securities sold for the account of any Fund or Series upon (i) receipt of an advice from the Securities System that payment for such securities has been transferred to the Account of the

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Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund or Series. Copies of all advices from the Securities System of transfers of securities for the account of a Fund or Series shall identify the Fund or Series, be maintained for the Fund or Series by the Custodian or Subcustodian as referred to in Section 3.24(a), and be provided to the Fund or Series at its request. The Custodian shall furnish or make available, by electronic or other mutually agreed upon means, to each Fund or Series confirmation of each transfer to or from the account of such Fund or Series in the form of a written report or notice and shall similarly furnish or make available to each Fund or Series copies of daily transaction reports reflecting each day's transactions in the Securities System for the account of that Fund or Series on the next succeeding Business Day. Such transaction reports shall be delivered to each applicable Fund or Series, or any Subcustodian designated by such Fund or Series, pursuant to Proper Instructions by computer or in any other manner as such Fund or Series and the Custodian may reasonably agree in writing.

(f) Upon the request of a Fund or Series, the Custodian shall provide such Fund or Series with any report obtained by (i) the Custodian or (ii) a Subcustodian, as referred to in Section 3.24(a), on the Securities System's internal accounting controls and on the financial strength of the Securities System.

Section 3.25. Deposit of Fund Assets with an Underlying Transfer Agent. Underlying Shares shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s responsibilities with respect to the Underlying Shares shall be limited to the following:

1)	Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Fund or Series, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Fund or Series.

2)	Upon receipt of Proper Instructions to purchase Underlying Shares for the account of a Fund or Series, the Custodian shall pay out cash of the Fund or Series as so directed to purchase the Underlying Shares and record the payment from the account of the Fund or Series on the Custodian’s books and records.

3)	Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of a Fund or Series, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Fund or Series on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of such Fund or Series on the Custodian’s books and records.

Section 3.26. Other Transfers. Upon receipt of Proper Instructions, the Custodian shall deliver securities, funds and other Property of each Fund to a Subcustodian or another custodian of such Fund; and, upon receipt of Proper Instructions, make such other disposition of securities, funds or other Property of such Fund in a manner other than, or for purposes other than, as enumerated elsewhere in this Agreement, provided that Proper Instructions relating to such disposition shall include a statement of the amount of securities, funds or other Property to be delivered and the name of the person or persons to whom delivery is to be made.

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Section 3.27. Establishment of Segregated Account(s). Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a Segregated Account for and on behalf of a Fund or Series in which Segregated Account may be held Property of such Fund or Series, including securities maintained by the Custodian in a Securities System pursuant to Section 3.24 hereof, said Segregated Account to be maintained: (i) for the purposes set forth in Section 3.09, 3.10, 3.11 and 3.12 hereof and subject to terms of any applicable Control Agreement in addition to the terms of this Agreement, provided, however, that to the extent the terms of any Control Agreement conflict with this Agreement or any other agreement between the Custodian and the applicable Fund, the terms of the Control Agreement shall prevail; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666 (pub. avail. Apr. 18, 1979), or any subsequent release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or (iii) for any other lawful purposes as may be deemed necessary by the Fund. Collateral of a Fund or Series that is held by the Custodian in a Segregated Account shall only be moved outside the Custodian (i) in accordance with the terms of any applicable Control or Procedural Agreement or (ii) in the absence of an applicable Control or Procedural Agreement, pursuant to Proper Instructions.

Section 3.28. Custodian's Books and Records. The Custodian shall provide any assistance reasonably requested by a Fund in the preparation of reports to such Fund's shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the account of each Fund or Series as required by the rules and regulations of the Commission applicable to investment companies registered under the Investment Company Act, which, as of the date hereof, includes: (i) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (ii) ledgers or other records reflecting (1) securities in transfer, (2) securities in physical possession, (3) securities borrowed, loaned or collateralizing obligations of each Fund, (4) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (5) dividends and interest received, (6) the amount of tax withheld by any person in respect of any collection made by the Custodian or any Subcustodian, and (7) the amount of reclaims or refunds for foreign taxes paid; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund or Series – including but not limited to records of short positions held by a Fund or Series – as such Fund or Series shall reasonably request and Custodian shall agree, which agreement shall not be unreasonably withheld. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the applicable Fund or Series and in compliance with the rules and regulations of the Commission, including, but not limited to, books and records required to be maintained by Section 31(a) of the Investment Company Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be available upon reasonable prior notice during normal business hours for inspection and use by such Fund or Series and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, no Fund or Series shall take any actions or cause the Custodian to take any actions that would cause the Custodian, either directly or indirectly, to violate any applicable laws, regulations or orders. In the event that the Custodian is requested or authorized by a Fund or Series pursuant to Proper Instructions, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of a Fund or Series by state or federal regulatory agencies, to produce the records of the Fund or Series or the Custodian’s personnel as witnesses, the Fund agrees to pay the

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Custodian or cause the Custodian to be paid for the Custodian’s time and expenses, as well as the reasonable fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement.

Section 3.29. Opinion of Fund's Independent Registered Public Accounting Firm. The Custodian shall take all commercially reasonable actions as a Fund may request to obtain from year to year favorable opinions from such Fund's independent registered public accounting firm with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1A and the Fund's Form N-SAR and/or other periodic reports to the Commission and with respect to any other requirements of the Commission.

Section 3.30. Reports by Independent Registered Public Accounting Firm. At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent registered public accounting firm with respect to the custodial services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting controls and procedures for safeguarding Property, and procedures for monitoring Property deposited and/or maintained in a Securities System or Eligible Securities Depository or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund and as may reasonably be obtained by the Custodian. Delivery by the Custodian of its then current SSAE-16 Report shall constitute compliance with this Section 3.30.

Section 3.31. Overdrafts. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Fund for which there are insufficient funds held by the Custodian on behalf of such Fund, the Custodian may, in its discretion, provide an Overdraft to the applicable Fund, in an amount sufficient to allow the completion of such payment. Overdrafts may also arise by reason of the Custodian's reversal of any provisional credit extended to a Fund. Any Overdraft provided hereunder (i) shall be payable on demand or at such time as shall be determined by the Custodian; and (ii) shall accrue interest from the date of the Overdraft to the date of payment in full by the applicable Fund at the applicable rate charged by Custodian from time to time, for such Overdrafts. The Custodian and each Fund acknowledge that the purpose of such Overdrafts is to support on a temporary basis the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency cash needs not reasonably foreseeable by such Fund. The Custodian shall promptly provide an Overdraft Notice of any Overdraft via electronic transmission, facsimile transmission or in such other manner as such Fund and the Custodian may reasonably agree in writing to the extent such Overdraft remains outstanding at the close of business on the date of such Overdraft. If, pursuant to Proper Instructions, a Fund or Series requests the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or Series being liable for the payment of money or incurring liability in some other form, the Fund, or the Fund on behalf of a Series, shall, as a prerequisite to the Custodian agreeing to take such action, provide indemnity to the Custodian in an amount and form satisfactory to the Fund and the Custodian.

Section 3.32. Reimbursement for Advances. If, in carrying out Proper Instructions or otherwise in complying with the provisions of this Agreement, the Custodian advances cash or securities or makes any payment from Custodian's own funds for any purpose for the benefit of a Fund or Series, including but not limited to the purchase or sale of foreign exchange or of contracts for foreign exchange or to cover Overdrafts occurring in omnibus clearing accounts maintained at the Custodian, or in the event that the Custodian or its nominee shall incur or be

18

assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (except such as may arise from the Custodian's or its nominee's own negligence, fraud, willful default or willful misconduct), any Property held for the account of that Fund or Series shall be security for such advance or payment in an amount not to exceed the amount of such advance or payment, including reasonable interest thereon. The security interest granted to the Custodian under this Section 3.32 shall apply to all advances provided by the Custodian to a Fund or Series, including Overdrafts as defined in Section 1.20 (including Intraday Overdrafts that arise and are settled during the same Business Day), for the period during which any such advance remains outstanding. Each Fund or Series will be solely responsible for ensuring that with respect to any omnibus clearing accounts maintained at the Custodian, the transfer agent for such account maintains sufficient records and internal controls to monitor and reconcile daily activity with respect to amounts and transactions in such account that are attributable to each Fund or Series.

Section 3.33. Claims. In the case of the failure of a Fund’s or Series’ counterparty (or other appropriate party) to deliver the expected consideration as agreed, Custodian will contact the counterparty to seek settlement and will notify the Fund of such failure within forty-five (45) Business Days of the event. If the counterparty continues to fail to deliver the expected consideration, Custodian will provide information reasonably requested by the Fund or Series that Custodian has in its possession to allow the Fund or Series to enforce rights that the Fund or Series has against such counterparty, but neither Custodian nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action. In addition, Custodian will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify the Fund or Series of the late payment, but neither Custodian nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

Section 3.34. [Reserved]

Section 3.35. [Reserved]

Section 3.36. Restricted Markets. Custodian reserves the right to restrict the services it provides in certain markets that are deemed by Custodian to be restricted markets from time to time. Custodian will provide the Funds with information with respect to such markets and may update such information from time to time upon written notice sent or made available to the Funds by electronic transmission (including but not limited to Client Publications), facsimile transmission or in such other manner as the Funds and the Custodian may reasonably agree in writing.

ARTICLE IV
PROPER INSTRUCTIONS AND RELATED MATTERS

Section 4.01. Proper Instructions.

(a) Form of Proper Instructions. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions acceptable to the Custodian. Proper Instructions may be transmitted electronically or by computer, provided that a Fund or Series has followed any relevant security procedures agreed to from time to time by the Fund and the Custodian including, but not limited to, the security procedures selected by the Fund by reference to the form of Funds Transfer Addendum attached hereto as Appendix G,

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the terms of which are part of this Agreement. Each Fund shall be responsible for safeguarding any testkeys, identification codes or other security devices that the Custodian makes available to the Fund. The Custodian shall be without liability for relying on any instruction, including any instruction transmitted via facsimile, that have been verified in accordance with the Security Procedures established by the Custodian. The Custodian shall promptly notify an Authorized Person if the Custodian determines that an instruction does not contain all information reasonably necessary for the Custodian to carry out the instruction. The Custodian may decline to act upon an instruction if it does not receive clarification or confirmation reasonably satisfactory to it. The Custodian will not be liable for any loss arising from any reasonable delay in carrying out any such instruction while it seeks information, clarification or confirmation or in declining to act upon any instruction for which it does not receive clarification satisfactory to it. The Custodian need not act upon Proper Instructions which it reasonably believes to be contrary to law, regulation or market practice, and the Custodian shall be under no duty to investigate whether any Proper Instructions comply with applicable law or market practice. In the event the Custodian does not act upon such Proper Instructions, the Custodian will promptly notify the applicable Fund or Series unless such notification is contrary to applicable law or regulation. If such prompt notification is contrary to applicable law or regulation, the Custodian will provide appropriate notification to the Fund or Series as soon as reasonably practicable.

(b) Address for Proper Instructions. To the extent possible, Proper Instructions shall be sent to the Custodian via electronic instruction or trade information system acceptable to the Custodian or via facsimile transmission. Where reasonably practicable, an Authorized Person shall use automated and electronic methods of sending Proper Instructions. Where automated and electronic methods are unavailable, Proper Instructions shall be delivered to the Custodian at the location designated by the Custodian and the applicable Fund.

(c) Oral Communications. Proper Instructions in the form of oral communications shall only be acceptable where no other means of transmission is available. Oral instructions shall be confirmed on the same day as such instructions are given by the applicable Fund or Series in a writing (including a facsimile transmission) signed by an Authorized Persons, but the lack of such confirmation shall in no way affect the indemnification granted to the Custodian by the Funds for any action taken by the Custodian in reasonable reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Each Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian.

Section 4.02. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified as appropriate by a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such Fund, a certificate setting forth the names, titles, signatures and scope of authority of Authorized Person(s) of such Fund. In addition, each Fund’s sub-adviser shall deliver to the Custodian, duly certified by an officer of such sub-adviser, a certificate setting forth the names, titles, signatures and scope of authority of employees of such sub-adviser who are authorized to provide Proper Instructions with respect to trading of Fund Property. Such certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until terminated by written notice to the Custodian by the Fund. Upon delivery of a certificate that deletes the name(s) of a person previously authorized by a Fund to give Proper Instructions and reasonable time for the Custodian to react to such certificate, such persons shall no longer be considered an Authorized Person or authorized to issue Proper Instructions for that Fund. Upon request from a Fund, the Custodian shall notify the Fund of any outstanding notice, request, direction, instruction,

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certificate or instrument(s) (to the extent identifiable upon reasonable inquiry) provided by such person on behalf of such Fund.

Section 4.03. Persons Having Access to Assets of the Fund or Series. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Director, Trustee, officer, employee or agent of any Fund or Series shall have physical access to the assets of the Fund or Series held by the Custodian nor shall the Custodian deliver any assets of such Fund or Series for delivery to an account the Custodian knows to be the account of such person; provided, however, that nothing in this Section 4.03 shall (A) prohibit (i) any Authorized Person from giving Proper Instructions so long as such action does not result in delivery of or access to assets of any Fund or Series prohibited by this Section 4.03; or (ii) each Fund's independent certified public accountants from examining or reviewing the assets of the Fund or Series held by the Custodian; or (B) impose on the Custodian any further duty of verification or inquiry of Proper Instructions given by an Authorized Person duly identified as set forth below. Each Fund or Series shall deliver to the Custodian a written certificate (duly certified by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Fund) identifying all Authorized Persons, Directors, officers, employees and agents of such Fund or Series.

Section 4.04. Actions of Custodian Based on Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction (reasonably believed by the Custodian in good faith to be a Proper Instruction) permitted under this Agreement, notice, request, consent, certificate or other instrument or paper reasonably believed by it in good faith to be genuine and to have been properly executed by or on behalf of the applicable Fund or Series. Each Fund or Series will indemnify the Custodian against, and hold it harmless from, any liabilities that may be imposed on, incurred by, or asserted against the Custodian as a result of any action or omission taken in accordance with any Proper Instruction absent the Custodian’s negligence, bad faith or willful misconduct.

Section 4.05. Delivery of Property. The Custodian shall not be responsible for any securities or other assets of a Fund or Series that are not received by the Custodian or that are delivered out in accordance with Proper Instructions absent the Custodian’s negligence, bad faith or willful misconduct. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

Section 4.06. Cut-Off Times. The Custodian has established cut-off times for receipt of Proper Instructions, which will be made available to the Funds via Client Publications or such other means as may be mutually agreed upon by the Funds and the Custodian. If the Custodian receives Proper Instructions after an established cut-off time that has been timely communicated to the Funds, the Custodian will attempt to act upon the Proper Instruction on the day requested if the Custodian deems it practicable to do so or otherwise as soon as practicable after that day.

Section 4.07. Electronic Access. Access by the Funds to certain applications or products of the Custodian via the Custodian’s web site or otherwise shall be governed by this Agreement and the terms and conditions of the Remote Access Services Addendum set forth in Appendix E.

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ARTICLE V
SUBCUSTODIANS

The Custodian may, from time to time, in accordance with the relevant provisions of this Article V, select and appoint one or more Domestic Subcustodians and/or Foreign Subcustodians to act on behalf of a Fund or Series.

Section 5.01. Domestic Subcustodians. Upon receipt of Proper Instructions and in accordance therewith, the Custodian may from time to time appoint one or more Domestic Subcustodians to hold and maintain Property of a Fund or a Series in the United States. The Custodian may also, at any time and from time to time, without instructions from a Fund or Series, select and appoint a Domestic Subcustodian; provided, that, the Custodian shall notify each applicable Fund in writing, by electronic transmission, facsimile transmission or in such other manner as the Funds and the Custodian may reasonably agree in writing, of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic Subcustodian, and such Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If, following notice by the Custodian to each applicable Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, such Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its Subcustodian.

Section 5.02. Foreign Subcustodians. The Custodian may, at any time and from time to time, select and appoint a Foreign Subcustodian, subject to the provisions of the 17f-5 Procedures and Guidelines included in Appendix B attached hereto. Each Foreign Subcustodian and the countries where it may hold securities and other assets of the applicable Funds shall be listed on Schedule A attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.06 hereof. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment of the Fund or one of its Series that is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian (i) to effect the appropriate arrangements with a proposed foreign subcustodian or (ii) to determine in its sole discretion and timely inform the Fund that such appropriate arrangements are not available through the Custodian.

Section 5.03. Termination of a Subcustodian. The Custodian shall monitor each Domestic Subcustodian and Foreign Subcustodian selected by the Custodian on a continuing basis and shall take all reasonable actions to ensure that each such Subcustodian performs all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian determines that a Subcustodian has failed to substantially perform its obligations thereunder, the Custodian shall promptly notify, by electronic transmission, facsimile transmission or in such other manner as the Funds and the Custodian may reasonably agree in writing, each applicable Fund of such failure to perform. Upon receipt of Proper Instructions, a Fund may instruct the Custodian to no longer maintain the Fund’s assets with a particular Subcustodian and, upon receipt of such instructions, the Custodian may either (i) select and appoint in its sole discretion a replacement Subcustodian in accordance with the provisions of Section 5.01 or Section 5.02, as the case may be, or (ii) determine in its sole discretion and inform the Fund in a timely manner that appropriate alternate arrangements are not available through the Custodian. In addition to the foregoing, the Custodian

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may, at any time in its discretion, upon written notification to each applicable Fund, terminate any Domestic Subcustodian or Foreign Subcustodian.

Section 5.04. Eligible Securities Depositories. The Custodian or a Subcustodian may at any time and from time to time place and maintain Property of a Fund or Series with an Eligible Securities Depository subject to the provisions of this Agreement, including the 17f-7 Procedures and Guidelines included in Appendix B. Each Eligible Securities Depository through which the Custodian or any Subcustodian may hold securities and other assets of the Funds shall be listed on Schedule B attached hereto, as it may be amended from time to time. Each Fund or Series and the Custodian understand and acknowledge that a Fund or Series may request that the Custodian maintain Property with a securities depository prior to the completion of the initial risk analysis required by Appendix B and prior to its inclusion on Schedule B; provided, however, that such analysis shall be completed by the Custodian and provided to the Fund or Series as soon as reasonably practicable after such Property is placed with the Eligible Securities Depository. The Custodian shall have no liability for responsibility for a Fund’s decision to maintain Property at any such securities depository prior to the Custodian’s completion of the initial risk analysis.

ARTICLE VI
STANDARD OF CARE; INDEMNIFICATION

Section 6.01. Standard of Care.

(a) General Standard of Care. The Custodian shall be responsible for the performance only of those duties and obligations set forth in this Agreement, including any Schedules or Appendices hereto, and/or in Proper Instructions, and shall have no implied duties or obligations hereunder. The Custodian shall exercise reasonable care, diligence, and prudence in carrying out all of these duties and obligations. The Custodian shall be liable to each Fund or Series for all losses, damages and expenses suffered or incurred by such Fund or Series as a direct result of the failure of the Custodian to exercise such reasonable care and diligence or as a result of the negligence, fraud, willful default or willful misconduct of the Custodian.

(b) General Limitation on Liability. The Custodian shall have no liability for any indirect, incidental, consequential, punitive, special or speculative losses, damages, or expenses incurred by a Fund or Series even if Custodian has been advised of the possibility of same and regardless of the form of action.

The Custodian shall not be liable for any loss that results from (i) the general risk of investing or (ii) the risk of investing or holding assets in a particular country, including, but not limited to, the country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of foreign assets held in custody in that country. The Custodian shall not be liable for the insolvency of a Securities System or Eligible Securities Depository, nor shall the Custodian be liable for the insolvency of any Subcustodian that is not a branch or Affiliate of the Custodian unless the Custodian was negligent in the appointment of such Subcustodian. The Custodian also shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by (i) acts, events or circumstances beyond the reasonable control of the

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Custodian, including, but not limited to, the interruption, suspension or restriction of trading on or the closure of any securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (ii) errors by the Fund, its investment adviser or any other duly authorized person in their Proper Instructions to the Custodian; (iii) the insolvency of or acts or omissions by a Securities System, Underlying Transfer Agent or Subcustodian selected by the Fund; (iv) the failure of a Fund, its investment adviser or any duly authorized person to adhere to the Custodian’s operational policies and procedures made known to the Fund or its investment adviser (by Client Publication or otherwise); (v)any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to a Subcustodian or the Custodian’s agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, a Subcustodian, or the Custodian’s nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction .

(c) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act that this Agreement provides shall be performed or omitted to be performed, by reason of any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction.

(d) Mitigation by Custodian. Upon the occurrence of any event that causes any loss, damage or expense to any Fund or Series, the Custodian (i) shall take and (ii) shall take all commercially reasonable efforts to cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable efforts to mitigate the effects of such event and to avoid continuing harm to a Fund or Series. If the Custodian must seek Proper Instructions from a Fund or Series in order either to take such commercially reasonable steps itself or to take all reasonable steps to cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable steps and timely requests such Proper Instructions, but the applicable Fund or Series does not provide such Proper Instructions, the Custodian (both as to itself and with respect to any applicable Subcustodian) shall have no further obligations under this Section 6.01(d).

(e) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the applicable Fund or Funds, or (ii) at the expense of the Custodian, such other counsel as the Custodian may choose; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 6.01(a).

(f) Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon

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records that were maintained for such Fund by entities other than the Custodian prior to the Custodian's appointment as custodian for such Fund.

(g) Authorization to Take Action. Subject to the provisions of this Agreement, each Fund or Series authorizes the Custodian to take such actions as may be necessary to fulfill Custodian's duties and obligations under this Agreement notwithstanding that Custodian or any of its divisions or Affiliates may have a material interest in a transaction or circumstances are such that Custodian may have a potential conflict of duty or interest in connection with a transaction, including a conflict arising from the fact that the Custodian or any of its Affiliates may provide brokerage services to other customers, act as financial adviser to the issuer of Property, act as a lender to the issuer of Property, act as agent for more than one customer in the same transaction, have a material interest in the issuance of Property or earn profits from any of the activities set forth above.

Section 6.02. Liability of Custodian for Actions of Other Persons.

(a) Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for (i) the actions or omissions of any Domestic Subcustodian selected by the Custodian to the same extent as if such action or omission were performed by the Custodian itself, or (ii) consistent with the provisions of the Rule 17f-5 Procedures and Guidelines included in Appendix B to this Agreement, the failure of any Foreign Subcustodian to exercise reasonable care or to fulfill its duties and obligations in accordance with the applicable subcustodian agreement. If a Fund directs the Custodian to appoint a specific Domestic Subcustodian, the Custodian shall, with respect to such Domestic Subcustodian, be responsible only for losses arising from the Custodian’s own negligence, fraud, willful default or willful misconduct (and not that of the Domestic Subcustodian). In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian is liable, the Custodian shall reimburse such Fund in the amount of any such loss, damage or expense.

(b) Securities Systems. Subject to the Rule 17f-7 Procedures and Guidelines included in Appendix B to this Agreement, Custodian shall not be responsible for the selection or monitoring of any Securities Systems and will not be liable for any act or omission by (or the insolvency of) any Securities Systems. Notwithstanding the provisions of Sections 6.01 and 6.02(a) to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund resulting from the use by the Custodian or a Subcustodian of a Securities System, unless such loss, damage or expense is directly caused by, or results from, the Custodian's or Subcustodian's negligence, fraud, willful default or willful misconduct in its interactions with the Securities System; provided, however, that in the event of any such loss, damage or expense, Custodian shall make – or cause or demand its Subcustodians to make – all commercially reasonable efforts, in its discretion, to seek recovery from the Securities Systems. Custodian will not, however, be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action in relation to the recovery of amounts from the relevant Securities Systems.

(c) Eligible Securities Depositories. With respect to Eligible Securities Depositories, the Custodian shall be responsible only for those duties and obligations set forth in the 17f-7 Procedures and Guidelines included in Appendix B to this Agreement pursuant to the requirements of Rule 17f-7 under the Investment Company Act.

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(d) Reimbursement of Expenses. Each Fund shall reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 6.02; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting directly from the negligence, fraud, willful default or willful misconduct of the Custodian.

Section 6.03. Indemnification.

(a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, each Fund or Series severally and not jointly agrees to indemnify and hold harmless the Custodian and its nominees, directors, officers, agents, and employees (collectively, the "Indemnitees") from any loss, damage, cost, expense (including reasonable attorneys' fees), liability or claim, including but not limited to those arising out of claims of negligence made by third parties, suffered or incurred by the Indemnitees arising out of or related to actions taken by the Custodian on behalf of such Fund or Series in the performance of its duties and obligations under this Agreement; provided, however, that such indemnity shall not apply to any loss, damage, cost, expense, liability or claim directly caused by or related to the negligence, fraud, willful default or willful misconduct of any Indemnitee or to any consequential, special or speculative loss, damage or expense, except to the extent that such consequential, special or speculative loss, damage or expense is a direct result of actions taken by the Custodian pursuant to and in reasonable reliance on Proper Instructions. In addition, each Fund or Series agrees severally and not jointly to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage, cost, expenses, liability or claim incurred by such Person, resulting solely from the fact that securities and other property of such Fund or Series are registered in the name of such Person; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes that may be imposed or assessed against any such Person.

(b) Notice of Litigation, Right to Prosecute, Etc. Promptly upon receipt by the Custodian of written notice of the commencement of any litigation or proceeding brought against an Indemnitee (a “Claim”), when seeking indemnification by any Fund or Series in connection with such Claim, the Custodian must notify such Fund or Series of such Claim in writing. Failure by the Custodian to so notify the Fund or Series will not relieve any Fund or Series from its obligation to indemnify the Indemnitees under this Agreement, except to the extent that such failure to notify materially prejudices such Fund or Series with respect to any of its substantive rights or defenses. With respect to a Claim for which indemnity by a Fund or Series may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund or Series shall be entitled to participate in any such litigation or proceeding by providing written notice of such election to the Custodian within fifteen (15) days after receiving written notice of such Claim from the Custodian, and, subject to the consent of the Indemnitee, which consent shall not be unreasonably withheld, such Fund or Series may assume the defense of such litigation or proceeding at its own expense with counsel of its choice; provided that such Fund or Series conducts a good faith and diligent defense and further provided that such counsel is acceptable to the Custodian in respect of that portion of the litigation for which such Fund or Series may be subject to an indemnification obligation. Upon the assumption by a Fund or Series of the defense of a Claim, the Custodian may participate in the defense of such Claim at any time and may retain its own counsel but the applicable Fund or Series shall not be liable for any legal fees or expenses subsequently incurred by the Custodian in connection with the defense thereof, unless (i) the Fund or Series has agreed to pay such fees and expenses, (ii) the Fund or Series shall have failed to employ counsel to the Custodian in a timely manner or (iii) the Custodian shall have reasonably determined that representation of Custodian by counsel provided by a Fund

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or Series pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between such Fund or Series and the Custodian, including, without limitation, situations in which there are one or more legal defenses available to the Custodian that are different from or additional to those available to such Fund or Series. If no such written notice of intent to assume the defense of such Claim is given by the Fund or Series within fifteen (15) days, or if a good faith and diligent defense is not being or ceases to be conducted by the Fund or Series, the Indemnitee shall have the right, at the expense of the Fund or Series, to undertake the defense of such Claim (with counsel selected by the Indemnitee), and to compromise or settle it, exercising reasonable business judgment. Any applicable Indemnitee shall submit written evidence to each applicable Fund or Series with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund or Series may reasonably request. An Indemnitee shall have the right to settle any Claim without the consent of the Fund or Series only if such settlement (w) fully releases the Fund or Series from any liability and provides no admission of wrongdoing, and (x) does not subject the Fund or Series to any additional obligation, whether financial or otherwise. In the event that any such settlement does not meet the requirements of (w) and (x) above, then the Fund or Series must consent to such settlement in writing, which consent shall not be unreasonably withheld. A Fund or Series shall have the right to settle any Claim without the consent of the Indemnitee only if such settlement (y) fully releases the Indemnitee from any liability and provides no admission of wrongdoing, and (z) does not subject the Indemnitee to any additional obligation, whether financial or otherwise. In the event that any such settlement does not meet the requirements of (y) and (z) above, then the Indemnitee must consent to such settlement in writing, which consent shall not be unreasonably withheld.

(c) Commencement of Litigation. The Custodian may not commence any litigation exclusively on behalf of a Fund or Series except pursuant to Proper Instructions or with the applicable Fund's prior written consent. A Fund or Series shall not instruct the Custodian to commence litigation without the Custodian's prior consent, which consent shall not be unreasonably withheld.

Section 6.04. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, Eligible Securities Depository or other Person for loss, damage or expense caused such Fund by such Subcustodian, Securities System, Eligible Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System, Eligible Securities Depository or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund has not been made whole for any such loss or damage. If the Custodian makes such Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System or other Person and the Fund shall provide the Custodian with reasonable cooperation in respect of such enforcement. Upon such Fund's election to enforce any rights of the Custodian under this Section 6.04, such Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by such Fund. Such Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of such loss, damage or expense incurred by such Fund without the Custodian's consent only if (i) such Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 6.03 hereof with respect to such claim, (ii) such settlement, compromise and/or termination provides no admission of wrongdoing by the Custodian and (iii) such settlement, compromise and/or termination does not subject the Custodian to any additional obligation, whether financial or otherwise. If such settlement,

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compromise and/or termination does not meet the requirements of (i), (ii) and (iii) above or such Fund has not made an acknowledgement of its obligation to indemnify, such Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with each Fund and take all actions reasonably requested by such Fund in connection with such Fund's enforcement of any rights of the Custodian. Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 6.04; provided, however, that such reimbursement shall not apply to expenses directly resulting from the negligence, fraud, willful default or willful misconduct of the Custodian.

ARTICLE VII
COMPENSATION

Each Fund shall compensate the Custodian in an amount, and at such times, as set forth in a separate fee agreement mutually agreed upon by the Funds and the Custodian, as may be amended in writing, from time to time, by mutual agreement of the Funds and the Custodian.

ARTICLE VIII
TERMINATION

Section 8.01. Term. This Agreement shall become effective on ___________, 2014, or such other date as may be mutually agreed upon by the parties hereto, and shall remain in full force and effect for an initial term ending __________, 2019 (the “Initial Term”). Subject to the provisions of this Article VIII, this Agreement shall, after the expiration of the Initial Term, automatically renew for successive 1-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be.

Section 8.02. Termination. During the Initial Term or thereafter, either party may terminate this Agreement immediately upon written notice to the other party: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure to the reasonable satisfaction of the non-breaching party, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within sixty (60) days of the other party being given written notice of the material breach; (ii) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction; or (iii) in the event of fraud, willful default or willful misconduct by the other party. Subject to certain conditions as may be agreed upon from time to time by the parties hereto in writing, either party may also terminate this Agreement for any reason during the Initial Term upon ninety (90) days’ prior written notice to the other party.

Section 8.03. Termination With Respect to One or More Funds. This Agreement may be terminated with respect to any one Fund or Series (but less than all Funds and Series) listed on Appendix A hereto by delivery of a written notice to the Custodian of such termination. The delivery of a notice under this Section 8.03 that removes one or more Funds from Appendix A shall constitute a termination of this Agreement only with respect to such deleted Fund(s) or Series and shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Series. Following termination with respect to a Fund or Series, the Custodian shall

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have no further responsibility to forward information under Sections 3.05, 3.07, 3.20 or Appendix D with respect to that Fund or Series.

Section 8.04. Payments Owing to the Custodian. Upon termination of this Agreement pursuant to Section 8.01 or 8.02(i) or (ii) or 8.03 with respect to any Fund or Series, the applicable Fund shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other reasonable fees, expenses and charges. In the event of: (i) the termination of this Agreement with respect to any Fund or Series for any reason other than as set forth in Section 8.01 or 8.02 or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder with respect to such Fund or Series (or its respective successor), the applicable Fund shall pay to the Custodian any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to the Fund) and shall reimburse the Custodian for its other reasonable fees, expenses and charges.

Section 8.05. Exclusions. No payment will be required pursuant to clause (ii) of Section 8.04 in the event of any transaction consisting of (a) the liquidation or dissolution of a Fund or Series and distribution of the Fund’s or Series’ assets as a result of the Board’s determination in its reasonable business judgment that the Fund or Series is no longer viable, (b) a merger of a Fund or Series into, or the consolidation of a Fund or Series with, another organization or series, or (c) the sale by a Fund or Series of all or substantially all of its assets to another organization or series and, in the case of a transaction referred to in the foregoing clause (b) or (c), the Custodian is retained to continue providing services with respect to the Fund or Series (or its respective successor) on substantially the same terms as this Agreement.

Section 8.06. Successor Custodians; Post-Termination Services. In the event of a termination by a Fund or the Custodian, the Funds shall identify in any notice of termination or in a subsequent writing, a successor custodian(s) to which the Property of the Fund(s) (as well as any Fund records or other documents) held by the Custodian or a Subcustodian shall, upon termination of this Agreement, be delivered at the offices of the Custodian. If no successor custodian is identified then, upon thirty (30) day’s written notice to the Funds, the Custodian shall have the right to (but shall be under no obligation to) deliver to a bank or trust company, which is a “bank” as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all Property of the Fund(s) provided that such successor custodian is eligible to hold the Funds’ assets and the Fund(s) shall not have objected to such appointment. In the event that securities or other assets of the Fund(s) remain in the possession of the Custodian for some period after the date of termination hereof , the Custodian shall be entitled to reasonable compensation for such custody services for such period as the Custodian retains possession of such securities and other assets and continues to provide such custody services, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Funds shall remain in full force and effect. In the event of the appointment of a successor custodian(s), it is agreed that the Property owned by the Fund(s) (as well as any Fund records or other documents) and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian at the offices of the Custodian; and the Custodian agrees to reasonably cooperate with the Funds in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian(s) for the Custodian under this Agreement provided the Custodian shall be entitled to reasonable compensation for its reasonable cooperation and execution of documents and performance of other actions.

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Section 8.07. Termination with Respect to One or More Services. Either party may terminate one or more services or schedules of services provided under this Agreement following the initial term upon sixty (60) day's written notice to the other party. Termination as to one or more services shall not result in termination of the Agreement.

Section 8.08. Survival. The provisions of this Section 8.08 and Sections 3.30, 4.01(a), 4.04, , 8.03, 8.05, , 9.01, 9.02, 9.03, 9.09, 9.14, Article VI and Article VII of this Agreement shall survive termination of this Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01. Execution of Documents, Etc.

(a) Actions by each Fund. Upon request, each Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to such Fund under this Agreement or any applicable subcustodian agreement with respect to such Fund, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

(b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to each applicable Fund or to such other parties as such Fund(s) may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

Section 9.02. Representative Capacity; Nonrecourse Obligations. A copy of the articles of incorporation, declaration of trust or other organizational document of each Fund is on file with the secretary of the state of the Fund's formation, and notice is hereby given that this Agreement is not executed on behalf of the Directors of any Fund as individuals, and the obligations of this Agreement are not binding upon any of the Directors, officers, shareholders or partners of any Fund individually, but are binding only upon the Property of each Fund or Series. The Custodian agrees that no shareholder, director, trustee, officer or partner of any Fund may be held personally liable or responsible for any obligations of any Fund arising out of this Agreement.

Section 9.03. Several Obligations of the Funds and the Series. With respect to any obligations of a Fund on its own behalf or on behalf of any of its Series arising out of this Agreement, including, without limitation, the obligations arising under Sections 3.31, 3.32, 6.03, 6.04 and Article VII hereof, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the applicable Fund or Series to which such obligation relates as though each Fund had separately contracted with the Custodian by separate written instrument on its own behalf and with respect to each of its Series.

Section 9.04. Representations and Warranties.

(a) Representations and Warranties of Each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to each Fund at all times during the term of this Agreement: (i) the Fund is duly organized

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under the laws of its jurisdiction of organization and is registered as an open-end management investment company or closed-end management investment company, as the case may be, under the Investment Company Act; (ii) the execution, delivery and performance by the Fund of this Agreement are (1) within its power, (2) have been duly authorized by all necessary action, and (3) will not (a) result in a material breach of or default under or material conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (b) violate any material provision of the Fund's articles of incorporation, declaration of trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or, if any, Statement of Additional Information; and (iii) except as otherwise provided for in this Agreement, all Property deposited in the related Accounts is not subject to any encumbrance or security interest whatsoever.

(b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian and foreign custody manager to open-end management investment companies or closed-end investment companies, as the case may be, under the provisions of the Investment Company Act; and (ii) the execution, delivery and performance by the Custodian of this Agreement are (1) within its power, (2) have been duly authorized by all necessary action, and (3) will not (a) result in a material breach of or default under or material conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority applicable to the Custodian, or (b) violate any material provision of the Custodian's corporate charter, or other organizational document, or bylaws, or any amendment thereof.

Section 9.05. Entire Agreement. This Agreement, including any Schedules hereto, constitutes the entire understanding and agreement of each Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and, accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between each Fund and the Custodian.

Section 9.06. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (i) Appendix A listing each Fund and each Series for which the Custodian serves as custodian may be amended from time to time as agreed by the Custodian to add one or more Funds or one or more Series of one or more Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Appendix A and the Custodian’s execution of such amended Appendix A (upon which, such Fund(s) and/or Series, as applicable, shall become a Fund or Series under this Agreement and shall be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 9.04); (ii) Appendix B setting forth the 17f-5/17f-7 Procedures and Guidelines may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iii) Appendix C setting forth the Custodian's duties and obligations with respect to tax services may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iv) Appendix D setting forth the Custodian's duties and obligations with respect to proxy services may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; and (v) Schedules A and B setting forth the foreign subcustodian bank network and Eligible Securities Depositories, respectively, used by each Fund or Series may be amended by the Custodian at any time upon prompt written notice to each applicable Fund by electronic

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transmission, facsimile transmission or other method as the Funds and the Custodian may reasonably agree to in writing.

Section 9.07. Interpretation. In connection with the operation of this Agreement, the Custodian and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of the Fund. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

Section 9.08. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

Section 9.09. Governing Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of New York without giving effect to the conflict of laws rules of the State of New York that would require the application of the law of another jurisdiction.

Section 9.10. Notices. Except in the case of Proper Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid) to the parties at the following addresses:

1. If to any Fund:

[Fund name]

5 Radnor Corporate Center, Suite 300

100 Matsonford Road

Radnor, PA 19087

Attention: Michael J. Flook

Tel: 610-386-6717

Fax:

With a copy to:

Hartford Funds

5 Radnor Corporate Center, Suite 300

100 Matsonford Road

Radnor, PA 19087

Attention: Edward P. Macdonald

Tel: 610-386-4068

Fax:

2. If to the Custodian

State Street Bank and Trust Company

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Josiah Quincy Building

200 Newport Avenue

North Quincy, MA 02171

Attn: Matthew H. Malkasian

Tel: 617-537-4685

Fax:

With a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

P.O. Box 5049

Boston, MA 02206-5049

Attention: Senior Vice President and Senior Managing Counsel

or to such other address as a Fund or the Custodian may have designated in writing to the other.

Section 9.11. Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 8.06 hereof, neither the Custodian nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

Section 9.12. Employment of Others. Notwithstanding anything in Section 9.11 to the contrary, the Custodian may employ, engage, associate or contract with such person or persons, including, without limitation, affiliates and subsidiaries of the Custodian, as the Custodian may deem desirable to assist it in performing certain of its non-custodial obligations under this Agreement without the consent of any Fund; provided, however, that the compensation of such person or persons shall be paid by the Custodian and that the Custodian shall be as fully responsible to the Funds for the acts and omissions of any such person or persons as it is for its own acts and omissions under this Agreement.

Section 9.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when an amended Appendix A including the Fund has been signed and delivered by such Fund to the Custodian.

Section 9.14. Confidentiality.

(a) Non-Public Personal Information: Each party represents and warrants that it has adopted policies and procedures reasonably designed to comply with all privacy laws that apply to its business, including Regulation P or S-P and/or the Fair and Accurate Credit Transaction Act, as applicable ("Privacy Law") and each acknowledges that it is prohibited from using or disclosing any nonpublic personal information as defined in the Privacy Law ("Non-Public Personal Information") received from the party disclosing the information (the “Disclosing Party”) other than (i) as required by law, regulation or rule; (ii) as permitted in writing by the Disclosing Party; (iii) to its affiliates; or (iv) as reasonably necessary to perform this Agreement, in each case in compliance with the reuse and redisclosure provisions of Privacy Law.

(b) Confidential Information. All information provided under this Agreement by a Disclosing Party to the other party (the “Receiving Party”) regarding the Disclosing Party’s

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business and operations shall be treated as confidential.  The parties to this Agreement acknowledge and understand that any and all confidential information that is disclosed to, or is otherwise obtained by, the other party, its affiliates, agents or representatives during the term of and in connection with this Agreement (the “Confidential Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner’s business.  All Confidential Information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates related to the performance/receipt of services and discharge of other obligations under the Agreement, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.  The parties agree that such Confidential Information shall not be used for the Receiving Party’s own commercial purposes other than the performance/receipt of services and discharge of other obligations under the Agreement or any other agreement between the Disclosing Party and the Receiving Party and its affiliates. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or that is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.  Each party agrees to cause all of its respective employees, agents, representatives, or any other party to whom it may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to the purposes outlined in this Section 9.14(b).  If either party outsources services to a third party, such third party will agree or will have agreed in writing with the outsourcing party to maintain the security and confidentiality of any confidential information (which may include Confidential Information as defined in this Agreement) shared with them.

Section 9.15. Use of Data. (a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 9.15 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Fund or Series and share such information with its Affiliates, agents and service providers in order and only to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management, but not including use for commercial purposes.

(b) Except as expressly contemplated by this Agreement, nothing in this Section 9.15 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 9.15 to comply at all times with confidentiality and data-protection obligations of this Agreement as if it were a party to this Agreement.

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Section 9.16. Regulation GG. Each Fund represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 9.17. USA PATRIOT ACT and Office of Foreign Assets Control.

(a) The parties agree to cooperate and share information (to the extent permitted by law) with one another pursuant to Sections 312, 313 and 314 of the USA PATRIOT Act so as to enable each party to conduct enhanced due diligence monitoring of customer activity involving any customer identified as a senior foreign political figure or maintaining a residence in a jurisdiction deemed non-cooperative in the fight against international money laundering by the Financial Action Task Force.

(b) Each party represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act (“BSA Regulations”) and any applicable guidance issued by SEC and any applicable rule or guidance of any applicable national securities exchange and the Financial Industry Regulatory Association (collectively, "Guidance") each to the extent they apply to the services provided under this Agreement. Each party represents and warrants that it maintains an AML Program that complies with Section 352 of the USA PATRIOT Act and applicable BSA Regulations and Guidance and that includes a Customer Identification Program (“CIP”) that complies with Section 326. Each Fund or Series agrees to provide Custodian with any such identifying and financial information as may be reasonably required as a condition of opening or maintaining an account with Custodian or using any service provided by Custodian.

Section 9.18. Business Continuity. The Custodian shall maintain the appropriate business continuity and/or disaster recovery plan(s) specific to the services provided under this Agreement under such terms and conditions as may be mutually agreed upon from time to time in writing by the Custodian and the Funds.

Section 9.19. Shareholder Communications. Rule 14b-2 under the Securities Exchange Act of 1934, as amended, requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether the Fund authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose stock the Fund owns. If a Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. Please indicate below whether the Funds consent or object by checking one of the alternatives below:

YES [ ]       The Custodian is authorized to release each Fund's name, address, and share positions.

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NO [X]        The Custodian is not authorized to release each Fund's name, address, and share positions.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf on the day and year first above written.

Each of the Investment Companies	State Street Bank and Trust Company
Listed on Appendix A Attached Hereto

By: /s/ Laura Quade	By: /s/ Michael F. Rogers

Name: Laura Quade	Name: Michael F. Rogers

Title: Vice President	Title: Executive Vice President

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APPENDIX A

List of Investment Companies

THE HARTFORD MUTUAL FUNDS, INC. (effective on or about March 1, 2015)

The Hartford Balanced Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund (formerly known as The Hartford Disciplined Equity Fund)

The Hartford Dividend and Growth Fund

Hartford Duration-Hedged Strategic Income Fund

The Hartford Emerging Markets Local Debt Fund

Hartford Emerging Markets Equity Fund (formerly known as The Hartford Emerging Markets Research Fund)

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

The Hartford Global Alpha Fund

Hartford Global Capital Appreciation Fund (formerly known as The Hartford Capital Appreciation II Fund)

Hartford Global Equity Income Fund (formerly known as The Hartford Global Research Fund)

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Capital Appreciation Fund (formerly known as The Hartford Diversified International Fund)

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund (formerly known as The Hartford Balanced Allocation Fund)

Hartford Multi-Asset Income Fund

Hartford Municipal Income Fund*

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund*

The Hartford Quality Bond Fund

Hartford Real Total Return Fund

The Hartford Short Duration Fund

The Hartford Small Company Fund

The Hartford Small/Mid Cap Equity Fund**

The Hartford Strategic Income Fund

1

The Hartford Total Return Bond Fund

The Hartford Unconstrained Bond Fund

The Hartford World Bond Fund

* Effective on or about May 29, 2015

** To be renamed Hartford Small Cap Core Fund effective July 10, 2015

2

THE HARTFORD MUTUAL FUNDS II, INC. (effective on or about March 1, 2015)

The Hartford Growth Opportunities Fund

The Hartford Municipal Real Return Fund

The Hartford SmallCap Growth Fund

The Hartford Value Opportunities Fund

THE HARTFORD ALTERNATIVE STRATEGIES FUND (effective on or about March 1, 2015)

HARTFORD SERIES FUND, INC. (effective on or about January 1, 2015)

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Global Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford High Yield HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford MidCap Value HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund (formerly known as Hartford Money Market HLS Fund)

Hartford Value HLS Fund

HARTFORD HLS SERIES FUND II, INC. (effective on or about January 1, 2015)

Hartford Growth Opportunities HLS Fund

Hartford SmallCap Growth HLS Fund

Hartford Small/Mid Cap Equity HLS Fund

Hartford U.S. Government Securities HLS Fund

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APPENDIX B

Rule 17f-5/17f-7 Procedures and Guidelines

The Custodian will serve as the Foreign Custody Manager only with respect to the countries listed in Schedule A hereto for the Funds listed on Appendix A to this Agreement pursuant to the terms and provisions of the Agreement and Part I of these procedures and guidelines. As Foreign Custody Manager, the Custodian shall be responsible for managing each Fund's foreign custody arrangements pursuant to the requirements of Rule 17f-5 under the Investment Company Act and Part I of these procedures and guidelines. The Custodian also shall serve as each Fund's Primary Custodian as defined in and pursuant to the requirements of Rule 17f-7 under the Investment Company Act and in Part II of these procedures and guidelines. As Primary Custodian, the Custodian shall perform the duties and obligations set forth in Rule 17f-7 and in Part II of these procedures and guidelines.

I. Rule 17f-5: Foreign Custody Manager

1.	In selecting an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that each Fund's Foreign Assets (as defined in Rule 7f-5(a)(2)) shall be subject to reasonable care by the Eligible Foreign Custodian considering all factors relevant to the safekeeping of such Foreign Assets with reference to standards of international banks and trust companies holding assets for institutional clients in the relevant market and if there are no such international banks with reference to the principal custodians in the relevant market that act as subcustodians or custodians for U.S. mutual funds.

2.	Each agreement between the Foreign Custody Manager and each Foreign Subcustodian shall meet the requirements of Rule 17f-5(c)(2) under the Investment Company Act.

3.	A Fund or Series shall satisfy the account opening requirements for any country in which it provides Proper Instructions to the Custodian to open an account, and the delegation with respect to the Fund or Series for the country will not be considered to have been accepted by the Custodian until that satisfaction. If the Foreign Custody Manager receives from the Fund Proper Instructions directing the Foreign Custody Manager to close the account, the delegation shall be considered withdrawn, and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to the Fund or Series for such country.

4.	The Foreign Custody Manager shall establish a system for monitoring the appropriateness of maintaining a Fund's Foreign Assets with a particular Eligible Foreign Custodian and to monitor the performance of the agreement between the Foreign Custody Manager and each Eligible Foreign Custodian. If the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian are no longer appropriate, the Foreign Custody Manager shall so notify the Fund in writing.

5.	The Foreign Custody Manager shall notify the Fund's investment adviser in writing as soon as reasonably possible of any material changes in the Fund's foreign custody arrangements.

6.	The Foreign Custody Manager shall provide the Board with written quarterly reports regarding a Fund's foreign custody arrangements for use at its quarterly Board meetings which reports shall, among other things:

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(i)	notify the Board of the placement or withdrawal of a Fund's Foreign Assets with a particular Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which the action has occurred; and

(ii)	summarize for the Board the material changes in the Fund's foreign custody arrangements that occurred during the prior quarter.

7.	Each Fund represents to the Custodian that its Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund. Each Fund also represents to the Custodian that the Country Risk incurred by placing and maintaining the Foreign Assets of each Fund or Series in each country listed in Schedule A has been considered and accepted.

8.	The Foreign Custody Manager shall, upon request of the Board, make itself available to report to a Fund's Board in person at its quarterly Board meetings, or at such other times as the Board may from time to time require.

9.	The Foreign Custody Manager shall agree to and shall make available to the Fund's investment adviser by electronic means the country materials it provides to clients. Each Fund acknowledges that the information contained in these materials is for informational purposes only and does not constitute investment advice.

II. Rule 17f-7: Primary Custodian

1.	The Custodian shall provide each Fund with an analysis of the custody risks associated with maintaining Foreign Assets in each Eligible Securities Depository set forth in Schedule B that may be used to hold a Fund's Foreign Assets in each country in the Custodian's foreign custody network. Each such analysis shall include the information necessary to allow a Fund or its adviser to determine that each depository qualifies as an Eligible Securities Depository.

2.	The Custodian shall promptly provide each Fund with an analysis of the custody risks associated with maintaining Foreign Assets in each new Eligible Securities Depository added to Schedule B.

3.	The Custodian shall monitor on a continuing basis the custody risks associated with maintaining a Fund's Foreign Assets with each Eligible Securities Depository set forth in Schedule B and promptly notify such Fund or its investment adviser of any material change to those custody risks.

4.	The Custodian shall exercise reasonable care, diligence and prudence in performing its duties as each Fund's Primary Custodian.

5.	The Custodian shall annually review the condition of each Eligible Securities Depository used by a Fund and provide each Fund's adviser with written confirmation that there have been no material changes in the custody risks associated with using each such Eligible Securities Depository.

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6.	If a custody arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7(a)(1), the Fund's Foreign Assets will be withdrawn from the depository as soon as reasonably practicable as required by Rule 17f-7(a)(2).

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APPENDIX C

Taxes

1.	(a) Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or credits that Custodian reasonably determines apply in each applicable market in which a Fund invests in respect of income payments on Property for the Fund's benefit that Custodian believes may be available to a Fund. The Custodian shall promptly file any certificates or other affidavits for the refund or reclaim of foreign taxes paid, and otherwise use all lawful available measures customarily used to minimize the imposition of foreign taxes at the source. To the extent that the Custodian becomes aware of any changes to law, interpretative rulings or procedures regarding tax reclaims or of alternate market practices associated with minimizing foreign taxes, Custodian will promptly notify each applicable Fund or Series of such developments. The Custodian will from time to time notify the Fund or Series of such markets in which tax relief may be available.

(b) The provision of tax reclaim services by the Custodian is contingent upon the Custodian receiving from a Fund (i) a declaration of the Fund's identity and place of residence and (ii) such other documentation or information as may be required by the Custodian for the jurisdiction in which the services are being provided. Each Fund acknowledges that if the Custodian does not receive such declarations, documentation, and information from a Fund, the Custodian will not be able to provide tax reclaim services to such Fund. The Custodian is responsible for notifying the Fund of the timing documentation or other information is required.

(c) The Custodian shall perform tax reclaim services with respect to taxation levied by the revenue authorities of the countries in which the Custodian provides global custody services. Except as otherwise provided herein, the Custodian shall have no responsibility with respect to any Fund’s tax position or status in any jurisdiction. Upon receipt of timely documentation from the Fund, the Custodian is responsible for filing such documentation within applicable jurisdictions in accordance with Proper Instructions.

(d) Each Fund confirms that the Custodian is authorized to disclose to any lawful revenue authority or governmental body any information requested by such entity in relation to a Fund or the Property held by a Fund.

(e) Tax reclaim services may be provided by the Custodian or, in whole or in part, by any third party appointed by the Custodian (which may be an affiliate of the Custodian); provided that the Custodian shall be liable for the performance of any such third party to the same extent as if the Custodian had itself performed the services.

2.	(a) The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

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(b) Each Fund confirms that the Custodian is authorized to deduct from any cash received or credited to an Account any taxes or levies required by any lawful revenue or governmental authority with respect to such Account. Each Fund certifies that it is a resident of the United States and shall notify the Custodian of any changes in residency. The Custodian may rely upon this certification or the certification of such other facts as may be required to administer the Custodian's obligations under this Agreement. Each Fund shall provide Custodian with such other documentation and information as Custodian may reasonably request in connection with its provision of services under this Appendix C. Each Fund, severally and not jointly, shall indemnify the Custodian against all losses, liability, claims or demands arising from such certifications or from Custodian's reliance on other documentation and information provided by the Fund.

(c) Each Fund shall be responsible for the payment of all taxes, including interest and penalties, relating to Property in an Account except as specifically limited by section 2(d). The Custodian shall not be liable to a Fund or any third party for any taxes, fines, or penalties payable by the Custodian or a Fund that result from (i) the inaccurate completion of documents by a Fund or any third party; (ii) provision to the Custodian or a third party of inaccurate or misleading information by a Fund or any third party; (iii) the withholding of material information by a Fund or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond the Custodian's control.

(d) Each Fund agrees to pay, and to indemnify and hold the Custodian harmless from and against, all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in or failure by the Custodian (i) to pay, withhold or report any U.S. federal, state, or local taxes, or foreign taxes imposed on or (ii) to report interest, dividend, or other income paid or credited to an Account, where such delay or failure by the Custodian to pay, withhold, or report tax or income is the result of a Fund's failure to comply with the terms of this Agreement, including this Appendix C, or the result of any third party's inaccurate completion of documents on behalf of a Fund. No Fund shall be liable to the Custodian for any penalty or additions to tax due as a result of the Custodian's delay or failure to pay or withhold tax or to report interest, dividend or other income paid or credited to an Account solely as a result of the Custodian's negligent acts or omissions.

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APPENDIX D

Proxy Services

The Custodian shall provide proxy services in certain markets (as determined by the Custodian in its sole discretion) in accordance with the terms set forth below to the extent permissible under applicable law and consistent with local market practice. Proxy services may be provided by the Custodian or, in whole or in part, by a Subcustodian or nominee appointed by the Custodian.

1.	Proxy services include, but are not limited to notices by the Custodian to a Fund or Series of the dates of pending shareholder meetings, resolutions to be voted upon, and the required return dates as may be received by the Custodian or provided to the Custodian by its Subcustodian or by third parties.

2.	The Custodian shall promptly deliver or mail to Proxy Monitor, or such other proxy vendor as may be appointed from time to time by a Fund, all forms of proxies and all notices of meetings and any other notices or announcements or related proxy materials affecting or relating to securities owned by such Fund that are actually received by the Custodian. For purposes of this Appendix D, related proxy materials shall include, but not be limited to, annual reports, explanatory material concerning resolutions, management recommendations, or other relevant materials.

3.	Neither the Custodian nor any Subcustodian or nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto, except as instructed pursuant to Proper Instructions.

4.	In providing proxy services hereunder, the Custodian shall be acting solely as the agent of a Fund and shall not exercise any discretion with regard to such proxy services.

5.	Each Fund or Series will promptly notify the Custodian of any change in or addition to the proxy vendor[s] used by such Fund or Series. Such notice shall provide Custodian with such information as may be required to allow the Custodian to carry out its duties under paragraph 2 above.

6.	The Custodian shall provide administrative support to resolve discrepancies as requested and agreed upon by Custodian on a case-by-case basis.

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APPENDIX E

Remote Access Services Addendum

ADDENDUM to the Agreement by and among each of the Funds (each, for purposes of this Appendix E, a “Customer”) and the Custodian, including its subsidiaries and affiliates (for purposes of this Appendix E “State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisers, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

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Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to, the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special,

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incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days’ prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days’ notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer’s use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street’s continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be

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modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of the State of New York.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

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APPENDIX F

Loan Servicing Agreement

ADDENDUM to the Agreement by the Funds and the Custodian, including its subsidiaries and other affiliates. As used in this Addendum, the term “Fund”, in relation to a Loan (as defined below), includes a Series on whose behalf the Fund acts with respect to the Loan.

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, “Loans”), made or acquired by a Fund on behalf of one or more of its Portfolios.

Section 1. Payment Custody. If a Fund wishes the Custodian to receive payments directly with respect to a Loan for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement,

(a)          the Fund will cause the Custodian to be named as the Fund’s nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Custodian of the payments with respect to the Loan; and

(b)          the Custodian will credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement any payment on or in respect of the Loan actually received by the Custodian and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Custodian of final payment.

Section 2. Monitoring. If a Fund wishes the Custodian to monitor payments on and forward notices relating to a Loan,

(a)          the Fund or its investment adviser or investment sub-adviser will deliver, or cause to be delivered, to the Custodian a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Custodian may reasonably require in order to perform its services hereunder (collectively, “Loan Information”) and in such form and format as the Custodian may reasonably require; and

(b)          the Custodian will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Custodian on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the Fund that the payment has not been received and take commercially reasonable efforts to collect amounts due and payable to the Fund (provided the Custodian shall not be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action) and (ii) if the Custodian receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Fund.

Section 3. Exculpation of the Custodian.

(a)          Payment Custody and Monitoring. The Custodian will have no liability for any delay or failure by the Fund or any third party in providing Loan Information to the Custodian or for any inaccuracy or incompleteness of any Loan Information. Except as otherwise agreed to in writing

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by the parties hereto, the Custodian will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness any Loan Information or other information or notices received by the Custodian in respect of the Loan. The Custodian will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Fund or any other information or notices that the Custodian may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Custodian, in each case unless and until the Custodian receives confirmation from the source of such information that the information is inaccurate.

(b)          Any Service. The Custodian will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Fund to have acquired good or record title to a Loan, (ii) ensure that the Fund’s acquisition of the Loan has been authorized by the Fund, (iii) except as set forth in Section 2 hereof or any other agreement between the parties hereto in writing, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

(c)          Miscellaneous. The Custodian will not be considered to have been or be charged with knowledge of the sale of a Loan by the Fund, unless and except to the extent that the Custodian shall have received written notice of the sale from the Fund and the proceeds of the sale have been received by the Custodian for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement. If any question arises as to the Custodian’s duties under this Addendum, the Custodian may request instructions from the Fund and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund. The Custodian will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Custodian will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum or any other agreement between the parties hereto in writing.

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APPENDIX G

Funds Transfer Addendum

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